EXHIBIT 3.B


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             DONALDSON COMPANY, INC.


                                     Offices

         1. The principal office of the Company shall be in Wilmington, Delaware, and the resident agent in charge thereof shall be Corporation Service Company. The Company may also have an office or offices at such place or places, within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Company may require.

                                 Corporate Seal

         2. The corporate seal shall have inscribed thereon the name of the Company, the year of its incorporation, and the words "Incorporated Delaware."

                            Meetings of Stockholders

         3. The Annual Meeting of Stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Friday in November of each year or on such other date as may be fixed by resolution of the Board of Directors.

         Special meetings of the stockholders may only be called at any time by
(i) the chairman of the board or the president or (ii) by vote of a majority of the directors.

         All meetings of the stockholders, including meetings for the election of directors, shall be held at such place or places within or without the State of Delaware as may from time to time be fixed by the Board of Directors or shall be specified and fixed in the respective notices or waivers of notices thereof.

         No business may be transacted at an annual meeting or special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee

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thereof) or (c) otherwise properly brought before the meeting by any stockholder of record on the date of the giving of the notice provided for in this Bylaw 3 and on the record date for the determination of stockholders entitled to vote at such meeting.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting or special meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

         For notice to be timely for an annual meeting, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than one-hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described in these Bylaws.

         To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such stockholder,
(c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting. In the case of a proposed nomination for election or re-election as a director, a stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder


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(including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

         Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Bylaw 3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw 3. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the stockholder's notice required by this Bylaw 3 shall be delivered to the secretary at the principle executive offices of the Company not earlier than one-hundred twenty days prior to such special meeting and not later than the later of ninety days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described in this Bylaw 3.

         A complete list of stockholders entitled to vote, arranged in alphabetical order, shall be prepared by the secretary and shall be open to the examination of any stockholder at the place of election, for ten days prior thereto, and during the whole time of the election.

         No business shall be conducted at an annual meeting or special meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Bylaw 3; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Bylaw 3 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting or special meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of the stockholders each stockholder having the right to vote thereat shall be entitled to (i) one vote, in person or by proxy signed by such stock-


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holder, for each share of common stock of the Company standing in his name, and
(ii) such voting rights, if any, as are provided in the applicable Certificate of Designation, Preferences and Rights with respect to any series of preferred stock of the Company standing in his name, which voting rights may be exercised in person or by proxy signed by such stockholder, and in all such instances on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and vote at such meeting; or if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Company within twenty days next preceding such election.

         Written notice of all meetings shall be given by the secretary not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         The holders of a majority of the Common Stock outstanding present in person or represented by proxy shall be requisite to and shall constitute a quorum for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation as amended or by these Bylaws. However, the holders of the majority of the Common Stock who are present in person or represented by proxy shall have power to adjourn such meeting from time to time without notice other than announcement at the meeting until a quorum is secured.

                                    Directors

         4. The property and business of the Company shall be managed and controlled by its Board of Directors. The number of directors which shall constitute the whole board shall be such number, not less than three nor more than fifteen, as may be determined from time to time (i) by the stockholders by the affirmative vote of the holders of two-thirds of the outstanding shares of all classes of stock of the Company entitled to vote for the election of directors (considered for this purpose as one class) or (ii) by the Board of Directors by a vote of not less than a majority of all of the directors then in office. All directors to be elected shall be elected for three-year terms (except as hereinafter provided with respect to directors to fill certain vacancies) so that approximately one-third of the directors will be elected to each annual meeting of the stockholders. Each director shall continue in office until the annual meeting in the year in which his term expires and until his successor shall have been elected and qualified,


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or until his death, or until he shall resign or have been removed by the vote of the holders of a majority of the outstanding shares of capital stock of all classes of the Company entitled to vote in the election of directors at a special meeting of the stockholders called for that purpose.

         Any vacancies in the Board of Directors from any cause, including vacancies created by increase in the number of directors, may be filled by a majority of the then qualified directors, even though less than a quorum. Each director so chosen shall hold office for the unexpired term of the director whose place shall be vacant, providing that each director so chosen to fill a vacancy created by increase in the number of directors shall be elected for an appropriate term so that approximately one-third of the directors will be elected at each annual meeting of the stockholders thereafter.

         Directors shall be bona fide owners of at least one hundred (100) shares of this Company's stock, shall not stand for election or reelection after attaining the age of sixty-eight and shall offer their resignation from the Board at such time as they may change their basic business or professional activity or affiliation; provided, however, that nonemployee directors need not offer such resignation in the event of normal retirement. Nonemployee directors' continuous membership on the Board of Directors shall be limited to five consecutive three-year terms.

                               Powers of Directors

         5. The business and affairs of the Company shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.


                              Meetings of Directors

         6. Immediately after each annual election of directors, the directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such place as shall be specified in the notice of such meeting provided as hereinafter established for either regular or special meetings.


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         The Board of Directors may provide by resolution, the time and place, either at the general office of the Company or elsewhere, for the holding of regular meetings without other notice than such resolution.

         Special meetings of the directors may be called at any time by the chairman of the board or the president and shall be called on the written request of any two directors. Notice of special meeting of the directors shall be given to each director at his residence or usual place of business in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws in accordance with Bylaw 25. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Bylaw 24.

         Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

         A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

                         Executive and Other Committees

         7. The Board of Directors may by resolution or resolutions passed by a majority of the whole board designate one or more committees, each committee to consist of one or more of the directors of the Company. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at


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the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law (the "DGCL") to be submitted to stockholders for approval or
(ii) adopting, amending or releasing these Bylaws.

               Compensation of Directors and Members of Committees

         8. Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting as the board shall from time to time prescribe.

                             Officers of the Company

         9. The officers of the Company shall be the chairman of the Board of Directors (if one is elected by the Board of Directors), the president, one or more vice presidents, a secretary, a treasurer and such other officers as may from time to time be elected by the Board of Directors.

         The officers of the Company shall hold office until their successors are elected and qualify. An officer elected by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. Such removal, however, shall be without prejudice of the contract rights of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the affirmative vote of a majority of the whole Board of Directors.

              Duties of the Chairman of the Board and the President

         10. The chairman of the Board of Directors, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.

         In the absence of the chairman of the Board of Directors, the president shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.


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         If the chairman of the Board of Directors is not the president, the
Board of Directors shall designate which of the chairman of the Board of Directors or the president is the chief executive officer of the Company, and shall provide for the division of executive duties and responsibilities between those two officers. If the chairman of the Board of Directors is also president, the chairman shall be the chief executive officer of the Company and shall have general and active management of the business of the Company.

                                 Vice President

         11. The vice president or vice presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

                                President Pro Tem

         12. In the absence or disability of the chairman of the board, the president and the vice presidents, the board may appoint from their own number a president pro tem.

                                    Secretary

         13. The secretary shall attend all meetings of the Company, the Board of Directors, the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the chief executive officer or the Board of Directors.

                               Financial Officers

         14. The Vice President-Chief Financial Officer shall have such authority and responsibility as specified herein for both the Treasurer and the Controller.

         The treasurer, vice president-finance or such other similar title shall be the financial officer, shall have custody of, and be responsible for, all funds of the Company; shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors; shall render to the chief executive officer and directors, whenever they may


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require it, an account of all transactions as treasurer and of the financial condition of the Company; shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe; and shall perform all of the duties incident to the office of the treasurer and such other duties as from time to time may be assigned by the chief financial officer, chief executive officer of Board of Directors.

         The controller shall be the chief accounting officer, shall keep full and accurate accounts of all assets, liabilities, receipts, disbursements and other financial transactions in books belonging to the Company; shall cause regular audits of such books and records to be made; shall see that all expenditures are made in accordance with procedures duly established by the Company; shall render to the chief executive officer and Board of Directors, whenever requested, financial statements of the Company; and shall perform all the duties incident to the office of controller and such other duties as, from time to time, may be assigned by the chief financial officer, chief executive officer or Board of Directors.

         Financial officers may be required to furnish bond in such amount as shall be determined by the Board of Directors.

                       Duties of Officers May Be Delegated

         15. In case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the board, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.

                              Certificates of Stock

         16. Certificates of stock shall be signed by the President or a Vice President and the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. If a certificate of stock be lost, mutilated or destroyed, another may be issued in its stead upon proof of such loss, mutilation or destruction, and the giving of a bond of indemnity in form, substance and amount


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satisfactory to the Company and to the Transfer Agent and Registrar, if any, of
such stock, provided that, if there be no Transfer Agent or Registrar for the class of stock of which the certificate be lost, mutilated or destroyed, the Board of Directors may waive the requirement of a bond indemnity if in its judgment such waiver is warranted by the circumstances.

                                Transfer of Stock

         17. All transfers of stock of the Company shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation. Provided, however, that, with respect to stock which has been presumed abandoned under an applicable state law, appropriate officers of the Company may effect cancellation of the certificate representing the abandoned shares and cause transfer thereof to such state by means of delivery of a new certificate in the name of such state.

                                   Record Date

         18. The Board of Directors shall fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the determination of stockholders entitled to notice of, and to vote, at any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

                             Stockholders of Record

         19. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.


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                                   Fiscal Year

         20. The fiscal year of the Company shall begin on the first day of August in each year.

                                    Dividends

         21. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                Checks for Money

         22. All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

                                Books and Records

         23. The books, accounts and records of the Company, except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the directors.

                                     Notices

         24. Except as specifically set forth herein, notice required to be given under the provisions of these Bylaws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these Bylaws, whether before or after the time stated therein.


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                              Amendments of Bylaws

         25. Except as hereinafter stated, these Bylaws may be amended, altered, repealed or added to by the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter, or by the Board of Directors by a majority of the directors then in office, at any regular meeting or at any special meeting called for that purpose. Provided that any amendment, alteration or repeal of, or addition to, the first paragraph of Bylaw 4 or this sentence of Bylaw 25 by stockholders shall require the affirmative vote of 66 2/3% of the outstanding shares of capital stock of all classes of the Company entitled to vote generally for the election of directors, considered for this purpose as one class.

                    Indemnification of Directors and Officers

         26. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding"), by reason of the fact that he or she is, was or had agreed to become a director of the Company or is, was or had agreed to become an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent permitted under the DGCL as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, that except as explicitly provided herein, prior to a Change in Control of the Company, as defined herein, a person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person against the Company or any director, officer, employee or agent of the Company shall not be entitled thereto unless the Company has joined in or consented to such proceeding (or part thereof). For purposes of this Bylaw 26, a "Change in Control of the Company" shall be deemed to have occurred if (i) any "Person" (as used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes (except in a transaction approved in advance by the Board of Directors of the Company) the beneficial owner (as defined in Rule 13d-3 the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power


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of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Any indemnification under this Bylaw 26 (unless ordered by a court) shall be paid by the Company unless within sixty days of such request for indemnification a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Company) in a written opinion or (iii) by the stockholders, that indemnification of such person is not proper under the circumstances because such person has not met the necessary standard of conduct under the DGCL, provided, however, that following a Change of Control of the Company, with respect to all matters thereafter arising out of acts, omissions or events prior to the Change of Control of the Company concerning the rights of any person seeking indemnification under this Bylaw 26, such determination shall be made by special independent counsel selected by such person and approved by the Company (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the Company or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (whether or not they were affiliates when services were so performed) ("Independent Counsel"). Unless such person has theretofore selected Independent Counsel pursuant to this Bylaw 26 and such Independent Counsel has been approved by the Company, legal counsel approved by a resolution or resolutions of the Board of Directors prior to a Change in Control of the Company shall be deemed to have been approved by the Company as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and such person to such effect. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Bylaw 26 or its engagement pursuant hereto.

         Expenses, including attorneys' fees, incurred by a person referred to in this Bylaw 26 in defending or otherwise being involved in a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal


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therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

         If a claim under this Bylaw 26 hereof is not paid in full by the Company within sixty days after a written claim has been received by the Company or if expenses pursuant to this Bylaw 26 have not been advanced within ten days after a written request for such advancement accompanied by the Undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement or expenses. (If the claimant is successful, in whole or in part, in such suit or any other suit to enforce a right for expenses for indemnification against the Company or any other party under any other agreement, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the Company) that the claimant has not met the standards to conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed. After a Change in Control, the burden of proving such defense shall be on the Company, and any determination by the Company (including its Board of Directors, independent legal counsel to its stockholders) that the claimant had not met the applicable standard of conduct required under the DGCL shall not be a defense to the action nor create a presumption that claimant had not met such applicable standard of conduct.

         The rights conferred on any person by this Bylaw 26 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

         The Company may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such expenses, liabilities or losses under the DGCL.

         The provisions of this Bylaw 26 shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts, omissions or


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


circumstances which occurred or existed prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. This Bylaw 26 shall be deemed to grant each person who, at any time that this Bylaw 26 is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder rights against the Company to enforce the provisions of this Bylaw 26, and any repeal or other modification of this Bylaw 26 or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions, circumstances occurring or arising out of events, acts, omissions, circumstances occurring out or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Bylaw 26 with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

         If this Bylaw 26 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify such director and officer of the Company as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Bylaw 26 that shall not have been invalidated and to the full extent permitted by applicable law.


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